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AMENDMENT NO. 1
TO
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROSPECT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	43-2048643 (I.R.S. Employer Identification No.)
10 East 40th Street, 44th Floor New York, NY (Address of principal executive offices)	10016 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration file number to which this form relates:

333-114552.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share.
                   (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note and Incorporation By Reference

        This Form 8-A is being filed pursuant to the Securities Exchange Act of 1934, as amended, to include information omitted from Item 2 of the earlier Form 8-A filed on April 16, 2004. The contents of the earlier Form 8-A are incorporated in this Form 8-A by reference.

Item 2.    Exhibits.

Exhibit Number	Description
(a)(1)	Articles of Incorporation**
(a)(2)	Articles of Amendment and Restatement*
(b)(1)	Bylaws*
(b)(2)	Amended and Restated Bylaws*
(d)	Form of Stock Certificate*
(h)	Form of Underwriting Agreement ***

*
Incorporated by reference herein to the identically numbered exhibit to the Registrant's Amendment No. 2 to Form N-2, filed on July 6, 2004.

**
Incorporated by reference herein to the identically numbered exhibit to the Registrant's initial Registration Statement on Form N-2, filed on April 16, 2004.

***
Incorporated by reference herein to the identically numbered exhibit to the Registrant's Amendment No. 3 to Form N-2, filed on July 23, 2004.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

PROSPECT ENERGY CORPORATION
Date: July 23, 2004	By:	/s/ JOHN F. BARRY III Name: John F. Barry III Title: Chief Executive Officer and Director

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  Item 2. Exhibits.
SIGNATURE